12 RETECH CORPORATION

(formerly Devago Inc.)

Pro-Forma Consolidated Financial Statements

For the year ended December 31, 2016

(unaudited – prepared by management)

Pro-Forma Balance Sheets

2

Pro-Forma Statements of Operations for the twelve months ended December 31, 2016

3

Notes to the Pro-Forma Financial Statements

4

12 RETECH CORPORATION

(formerly Devago Inc.)

Pro-Forma Balance Sheets

(unaudited)

	Devago Inc. as at November 30, 2016 $	12 Hong Kong Limited as at December 31, 2016 $	Pro-Forma Adjustments $	Pro-Forma Consolidated $
			(Note 3)
ASSETS

Cash	23	15,043	–	15,066
Due from shareholder	–	11,465	–	11,465
Inventory	–	8,178	–	8,178
Loans receivable	–	32,586	–	32,586

Total Current Assets	23	67,272	–	67,295

Non-current assets

Accounts receivable – related party	–	38,700	–	38,700
Property and equipment	11,085	9,326	–	20,411

Total Non-Current Assets	11,085	48,026	–	59,111

Total Assets	11,108	115,298	–	126,406

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	13,270	2,618	–	15,888
Due to related parties	27,589	39,190	–	66,779

Total Liabilities	40,859	41,808	–	82,667

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock, 50,000,000 authorized shares with a par value of $0.00001 per share	–	–	50	50

Common stock, 500,000,000 authorized shares with a par value of $0.00001 per share	246	–	541	787

Common stock, unlimited authorized shares with a par value of HK$1.00 per share		516,000	(516,000)	–

Additional paid-in capital	63,169	–	422,243	485,412

Accumulated deficit	(93,166)	(442,510)	93,166	(442,510)

Total Stockholders’ Equity (Deficit)	(29,751)	73,490	–	43,739

Total Liabilities and Stockholders’ Equity	11,108	115,298	–	126,406

12 RETECH CORPORATION

(formerly Devago Inc.)

Pro-Forma Statements of Operations

For the Year Ended December 31, 2016

(Expressed in US dollars)

(unaudited)

	Devago Inc. for the year ended November 30, 2016 $	12 Hong Kong Limited for the year ended December 31, 2016 $	Pro-Forma Adjustments $	Pro-Forma Consolidated $

Revenues	–	64,500	–	64,500
Cost of Revenue	–	35,153	–	35,153

Gross Profit	–	29,347	–	29,347

Operating Expenses

Depreciation and amortization	2,160	11,316	–	13,476
General and administrative	16,498	140,949	–	157,447
Impairment loss	–	12,268	–	12,268
Professional fees	25,865	9,010	–	34,875
Research and development	–	127	–	127

Total Operating Expenses	44,523	173,670	–	218,193

Net Loss from Operations	(44,523)	(144,323)	–	(188,846)

Other Income (Expense)

Gain on foreign exchange	34	–	–	34
Interest income (expense)	(1,196)	336	–	(860)

Total Other Income (Expense)	(1,162)	336	–	(826)

Provision for income taxes	–	–	–	–

Net Loss	(45,685)	(143,987)	–	(189,672)
Pro Forma Loss Per Share (Note 5)

12 RETECH CORPORATION

(formerly Devago Inc.)

Notes to the Pro-Forma Consolidated Financial Statements

(unaudited)

1.

Basis of Presentation

On June 7, 2017, 12 Retech Corporation (formerly Devago Inc.) (the “Company”) entered into a share exchange agreement with 12 Hong Kong Limited (“12 Hong Kong”), a private corporation formed under the laws of Hong Kong on February 11, 2014.  Under the terms of the agreement, the Company acquired 100% of the issued and outstanding common shares of 12 Hong Kong in exchange for the issuance of 5,000,000 shares of preferred stock and 50,000,000 post-split shares of common stock of the Company.  The acquisition is subject to the completion of a forward stock split of the Company’s shares of common stock on a basis of 6 new shares of common stock for every issued and outstanding share of common stock, and the cancellation of 118,000,000 post-split shares of common stock of the Company.  As a result of the transaction, the Company has 78,692,024 issued and outstanding shares of common stock, of which the shareholders of 12 Hong Kong holds 50,000,000 shares of common stock, or 63.5% of the issued and outstanding shares of common stock of the Company, resulting in a reverse merger whereby 12 Hong Kong is considered the accounting acquirer.

These unaudited pro forma financial statements (“pro forma financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in US dollars.  These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual and interim financial statements of the Company.

These pro forma financial statements have been compiled from and include:

(a) an unaudited pro forma balance sheet combining the balance sheet of the Company as of November 30, 2016 and 12 Hong Kong as of December 31, 2016, which represents the most current financial information available for either company and giving effect to the transaction as if it occurred on the date of the share exchange agreement on the basis that there have been no material modifications in either company’s financial position from the most current reporting date to the date of the share exchange agreement; and

(b) an unaudited pro forma statement of operations combining the statement of operations of the Company for the year ended November 30, 2016 and 12 Hong Kong for the year ended December 31, 2016, giving effect to the transaction as if it occurred on the date of the share exchange agreement.

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of the Company for the year ended November 30, 2016. Based on the review of the accounting policies of the Company and 12 Hong Kong, there are no material accounting differences between the accounting policies of the companies. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with the Company’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of the Company which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro forma adjustments and allocations of the purchase price for 12 Hong Kong are based in part on provisional estimates of the fair value of the assets acquired and liabilities assumed. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated financial statements.

12 RETECH CORPORATION

(formerly Devago Inc.)

Notes to the Pro-Forma Consolidated Financial Statements

(unaudited)

2.

Share Exchange Agreement between the Company and 12 Hong Kong

On April 13, 2016, the Company entered into a share exchange agreement with 12 Hong Kong for all of the issued and outstanding shares of common stock of 12 Hong Kong in exchange for the issuance of 5,000,000 shares of preferred stock and 50,000,000 shares of common stock of the Company.

As a result of the share exchange agreement, the shareholders of 12 Hong Kong will control approximately 65.3% of the issued and outstanding shares of common stock of the Company, resulting in a change in control.  The transaction was accounted for as a reverse recapitalization transaction, given the fact that the Company held no net monetary assets at the date of the merger transaction.  As 12 Hong Kong is deemed to be the purchaser for accounting purposes under recapitalization accounting, these pro forma financial statements are presented as a continuation of 12 Hong Kong.  The equity of 12 Hong Kong is presented as the equity of the combined company and the capital stock account of 12 Hong Kong is adjusted to reflect the par value of the outstanding and issued common stock of the legal acquirer (12 Retech Corporation (formerly Devago Inc.)) after giving effect to the number of stock issued in the share exchange agreement.

3.

Pro Forma Assumptions and Adjustments

The unaudited pro-forma consolidated financial statements incorporate the following pro forma assumptions and adjustments:

(a)

For purposes of these pro-forma consolidated financial statements, it is assumed that all shareholders of 12 Hong Kong exchanged their 4,000,000 shares of common stock for 5,000,000 shares of preferred stock and 50,000,000 shares of preferred stock of the Company, at a rate of 1.25 shares of preferred stock and 12.5 shares of common stock of the Company per share of common stock of 12 Hong Kong.

(b)

The existing liabilities of the Company are to be assumed by 12 Hong Kong.

(c)

The common stock of the Company has been adjusted to reflect a forward stock split of the issued and outstanding shares of common stock on a basis of 6 new shares of common stock for each share of common stock.

(d)

The cancellation of 118,800,000 shares of common stock held by the current officer and director of the Company.

4.

Pro-Forma Preferred and Common Shares

Pro-forma preferred and common shares as at December 31, 2016 have been determined as follows:

	Number of Preferred Shares	Par Value $	Number of Common Shares	Par Value $	Additional Paid-in Capital $

Issued and outstanding common shares of the Company	–	–	24,582,004	246	63,169
Effects of forward stock split	–	–	122,910,020	1,229	(1,229)
Issued and outstanding common shares of 12 Hong Kong	–	–	4,000,000	516,000	–
Eliminate issued and outstanding common shares of 12 Hong Kong	–	–	(4,000,000)	(516,000)	516,000
Cancellation of common shares of the Company	–	–	(118,800,000)	(1,188)	1,188
Issuance of common shares for acquisition	5,000,000	50	50,000,000	500	(550)
Reversal of accumulated deficit of the Company	–	–	–	–	(93,166)

Pro-forma balance, December 31, 2016	5,000,000	50	78,692,024	787	485,412

12 RETECH CORPORATION

(formerly Devago Inc.)

Notes to the Pro-Forma Consolidated Financial Statements

(unaudited)

5.

Pro-Forma Loss Per Share

Pro-forma basic and diluted loss per share for the year ended December 31, 2016 have been calculated based on the weighted average number of outstanding of the Company plus the shares of common stock issued for the acquisition of 12 Hong Kong:

Year ended December 31, 2016

Basic pro forma loss per share computation

Numerator:
Pro forma net loss available to stockholders	$(189,672)

Denominator:
Weighted average issued and outstanding common shares of the Company	28,692,024
Common shares issued for acquisition of 12 Hong Kong	50,000,000
Pro forma weighted average shares outstanding	78,692,024

Basic and diluted pro forma loss per share	(0.00)